Exhibit 99.1

Contacts:

Brad Buss

EVP of Finance and Administration and CFO

(408) 943-2754

bib@cypress.com

FOR IMMEDIATE RELEASE

Ed Rebello

Cypress CorpCom

(408) 545-7665

ewr@cypress.com

Cypress to Support DOJ SRAM Market Investigation

SAN JOSE, Calif. – October 12, 2006 – Cypress Semiconductor Corp. (NYSE: CY) has been notified that there will be an investigation of the SRAM market by the U.S. Department of Justice’s (DOJ) Antitrust Division. The company said it would make available employees, documents and all other relevant information to the U.S. Department of Justice’s Antitrust Division to fully support the investigation.

About Cypress

Cypress solutions perform: consumer, computation, data communications, automotive, industrial, and solar. Leveraging proprietary silicon processes, Cypress’s product portfolio includes a broad selection of wired and wireless USB devices, CMOS image sensors, timing solutions, specialty memories, high-bandwidth synchronous and micropower memory products, optical solutions and reconfigurable mixed-signal arrays. Cypress trades on the NYSE under the ticker symbol CY. Visit us at www.cypress.com.

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Statements made in this release that are not historical in nature and that refer to Cypress plans and expectations for the future, including but not limited to the ability of Cypress to achieve the objectives set forth above are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Our actual results may differ materially due a variety of factors, including but not limited to the risks identified in our filings with the Securities and Exchange Commission. All forward-looking statements included in this release are based upon information available to Cypress as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statement. We use words such as “anticipates,” “believes,” “expects,” “future,” “look forward,” “planning,” “intends” and similar expressions to identify such forward-looking statements.

Cypress and the Cypress logo are registered trademarks of Cypress Semiconductor Corporation. All other trademarks are the property of their respective owners.